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                                                                      EXHIBIT 11

                                   AXIOM INC.
                 NET INCOME (LOSS) PER COMMON SHARE CALCULATION


                                                                             1997           1996          1995
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
Net income (loss) per common share:
Net income (loss)......................................................  $  (1,179,000) $  2,501,000  $     58,000
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Weighted average number of shares issued and outstanding...............      4,144,352     3,476,900     3,476,900
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Net income (loss) per common share.....................................  $       (0.28) $       0.72  $       0.02
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